EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





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                         SUBSIDIARIES OF THE REGISTRANT

                                           Subsidiary or                             Percent of        State of
Parent                                     Organization                              Ownership         Incorporation
------                                     ------------                              ---------         -------------
StateFed Financial Corporation             State Federal Savings and Loan            100%              Federal
                                           Association of Des Moines

State Federal Savings and Loan             State Service Corporation                 100%              Iowa
Association of Des Moines